Exhibit 99.1

Microsoft, Industry Partners Offer Early Holiday Gifts to PC Buyers Around

the World

Microsoft working with PC manufacturers and system builders to provide holiday PC buyers with low-cost upgrades to Windows Vista and the 2007 Microsoft Office release.

REDMOND, Wash. — Oct. 24, 2006 — Microsoft Corp. today announced programs to provide holiday shoppers with low-cost upgrades to Windows Vista™ and the 2007 Microsoft® Office release with the purchase of a new Windows Vista Capable personal computer. Microsoft is working with participating computer manufacturers and system builders that plan to sell PCs loaded with Windows® XP or pre-installed with 2003 Microsoft Office software to make the Express Upgrade to Windows Vista and Microsoft Office Technology Guarantee programs available to consumers and small businesses from Oct. 26, 2006, through March 15, 2007.

“Our customers can shop for a new PC with confidence this holiday season because of the Express Upgrade to Windows Vista and Office Technology Guarantee programs,” said Mike Sievert, corporate vice president of Windows Client Marketing at Microsoft. “These programs ensure people will have a great experience with their Windows XP-based PCs today, and an even better one when Windows Vista and the 2007 Microsoft Office release become available.”

A number of computer manufacturers worldwide have confirmed plans to participate in the Express Upgrade to Windows Vista program. PCs carrying the Windows Vista Capable logo may be eligible for the program, but upgrade offers will vary among PC makers. The upgrade to Windows Vista may be offered for free or at a discounted price (shipping and

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handling charges may also apply), and customers should check with PC makers for their specific offers. Consumers can also visit http://www.windowsvista.com/expressupgrade for more information.

Microsoft will be working with participating smaller PC makers, known as system builders, to provide customers with upgrade discount coupons for Windows Vista with the purchase of a qualifying Windows Vista Capable PC. The offer will vary by region, but in the U.S. upgrades from Windows XP Media Center Edition 2005 to Windows Vista Home Premium, and upgrades from Windows XP Professional, Windows XP Tablet PC Edition and Windows XP Professional x64 Edition to Windows Vista Business and Windows Vista Business 64, will be offered for a nominal fee. Upgrades from Windows XP Home Edition to Windows Vista Home Basic and to Windows Vista Home Premium will be offered at a 50 percent discount from the boxed product upgrade price, plus the cost of shipping and handling.

Microsoft will also enable customers to upgrade to comparable editions of the 2007 Microsoft Office release when they purchase PCs pre-installed with qualifying Microsoft Office 2003 software. For Microsoft Office purchases made through participating computer manufacturers in qualifying locations, customers will receive upgrades to comparable 2007 Microsoft Office release products for the cost of shipping and handling when the product becomes available. For purchases of Microsoft Office through a system builder, customers will need to provide valid proof of purchase and cover shipping and handling costs associated with the upgrade. Customers in North America will receive a coupon with the purchase that must also be submitted.

Similar programs are available on a region-by-region basis for Microsoft Office 2003 and Windows XP boxed product. Customers should check with their local retailers to learn more about specific programs.

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For all holiday purchases of machines loaded with Windows XP, Microsoft recommends that buyers consider Windows Vista Capable PCs that are designated Premium Ready, and specifically such PCs loaded with Windows XP Professional, Windows XP Tablet PC Edition or Windows XP Media Center Edition 2005. PCs that are designated as Premium Ready can deliver the core Windows Vista experiences, plus features such as the Windows Aero™ user experience and Media Center.* For more information about what version of Windows Vista is right for them, buyers can visit http://www.microsoft.com/windowsvista/getready/capable.mspx.

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

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*	Some functionalities require specific hardware components.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to our core business model;

•	intense competition in all our markets;

•	our continued ability to protect the company’s intellectual property rights;

•	claims that we have infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of our source code;

•	actual or perceived security vulnerabilities in our products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how we design and market our products;

•	our ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not produce offsetting increases in revenue;

•	the level of corporate spending and changes in general economic conditions that affect demand for computer hardware or software;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	key component shortages and delays in Xbox 360™ product delivery;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	changes in accounting that may affect our reported earnings and operating income;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	general economic and geo political conditions;

•	natural disaster, cyber-attack or other catastrophic event disrupting our business;

•	acquisitions and joint ventures that adversely affect the business;

•	limitations on the availability of insurance and resulting uninsured losses;

•	sales channel disruption such as the bankruptcy of a major distributor;

•	implementation of operating cost structures that align with revenue growth;

•	continued access to third-party distribution channels for MSN®; and

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•	foreign currency, interest rate, fixed income, equity and commodity price risks.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/msft.

All information in this release is as of Oct. 24, 2006. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Jessica Coffman, Waggener Edstrom Worldwide, (425) 638-7000,

jessicac@waggeneredstrom.com

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070,

rrt@waggeneredstrom.com

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